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                                                                   Exhibit 10.16

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                 Cooperation Agreement on Monternet SMS Service

                                     Between

                    Zhejiang Mobile Communications Co., Ltd.

                                       And

                           Beijing WVAS Solutions Ltd.

                            No.: ZMCCDC-SMSSP-H05102

                               Dated: May 1, 2003

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Party A: Zhejiang Mobile Communications Co., Ltd.

Address: 406 Tiyuchanglu, Hangzhou City, Zhejiang Province

Zip Code: 310006

Telephone:

Party B: Beijing WVAS Solutions Ltd.

Address: Floor 5, Zhouji Building, No.16 Andelu, Dongcheng District, Beijing

Zip Code: 100011

Telephone: 010 64255566

Definition

In this Agreement, the following expressions shall have the meanings set out below:

"SMS Communication Fee", means such fee arising from the use of communication network (0.10 yuan per piece for subscribers of GoTone and M-Zone services and premium users of prepaid phone card, and 0.15 yuan per piece for ordinary users of prepaid phone card for the time being).

"Information Service Fee", means such fee arising from the use of the SP's application services or information services. It is in principle determined by such SP and subject to approval of relevant authorities. It is suggested that its ceiling be 2 yuan per piece or 30 yuan per month. The fee may be adjusted as often as every six months.

Party A, as an operator of mobile communications and mobile data services, provides open communications channels to all application providers with certain charges. Party B, as an application provider, provides application services under the information category directly to the users of Party A's services.

With a view to taking full advantage of their resources in their respective service areas to provide SMS services to the extensive range of users of Party A's services, The Parties agree as follows regarding the cooperation on SMS application services under the information category based on the principles of equality, mutual benefit and development through friendly negotiations.

                        Chapter 1 Content of Cooperation

1. Based on the technical and business strengths of the Parties, Party A, as the provider of the SMS platform, shall provide communications channels to Party B with certain charges. Party B shall use such SMS platform provided by Party A to provide local services, and provide a variety of SMS application services to Party A's mobile phone users (including

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subscribers of GoTone and M-Zone services and users of premium and ordinary prepaid phone card).

2. Party A shall use its service-supporting system to provide billing and chargeable fee collection services to Party B.

3. The Parties shall use their best efforts to ensure the normal operation of the services contemplated hereunder.

4. On the basis of its cooperation with Party A, Party B voluntarily complies with and accepts the service management and performance evaluation by Party A.

5. Main contents of the cooperation are described in an attachment hereto. For purpose of this Agreement, the cooperation is referred to as the Monternet SMS services.

                   Chapter 2 System Development and Management

6. Party A is responsible to develop, test, operate and maintain the SMS information system as required for realizing the cooperation contemplated hereunder and shall bear any costs and expenses arising therefrom, including the expenses regarding all hardware equipment, software, system testing, operation and maintenance.

7. Party B is responsible to develop or rent, test, operate and maintain the SMS Game service system and the data linkage channel between the Parties as required for realizing the cooperation contemplated hereunder, and shall bear any costs and expenses arising therefrom, including the expenses regarding all hardware equipment, software, system testing, operation and maintenance, routine operation management and marketing. Party B shall provide the communications means to be connected with Party A's SMS gateways, and Party B shall be responsible to bear all expenses in connection with the application, rent and use, and maintenance of such communications means.

8. Party A shall make its technical and interfacing specifications relating to its SMS information system accessible to Party B prior to May 1, 2003 upon the written request of Party B, and assign the corporate code of 911051 and service connection code of 1000 to Party B.

9. Party A may control the number and flowing volume of the gateways of its SMS information system. To ensure the stable operation of SMS services, Party A may adjust the flowing volume of SMS based on the capacity of the SMS information system, provided that Party A shall notify Party B of such adjustment in advance. Party B shall actively cooperate with Party A in any such arrangement or adjustment, otherwise it shall be liable for any legal liability arising therefrom.

10. Party B is responsible to maintain its application system and ensure the stability and smoothness of information flow on its side of the network. Party B shall be liable for any legal liability arising from any problem of Party B's application system. Party B shall also ensure that its system shall not affect the normal operation of Party A's current mobile communication network, otherwise it shall be liable for any loss incurred by Party A due to any problem of Party B's network.

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11. Party B's use of the technical and interfacing specifications relating to the SMS information system provided by Party A shall be limited to the development and provision of the SMS Game services contemplated hereunder. Such specifications shall not be used for development or provision of any business unrelated to the SMS Game services.

12. Party B shall monitor the usage of Monternet SMS Service by users on a timely basis and submit to Party A a status report of such usage on a monthly basis, which shall include the growth of user base, classification of user's SMS, user's habit in using the service, and forecast for the service development. The Parties shall keep such report in confidence in accordance with provisions under Article 31 and Article 32 of this Agreement.

                          Chapter 3 Terms of Settlement

13. Party B shall pay to Party A the SMS Communication Fee to be calculated at the following rates. Party B may effect such payment in accordance with the terms under Chapter 2 of the Entrusted Fee Collection Agreement. For any asymmetrical portion in the volume of the SMS services, i.e., the down-linked pieces are more than up-linked pieces, Party B shall pay to Party A the SMS Communication Fee, the rate of which is as follows:

--------------------------------------------------------------------------------------------------
Volume of  asymmetrical  down-link SMS     Fee rate                 Calculation method
        services (piece/month)           (yuan/piece)             X- (MT-MQ) piece/month
--------------------------------------------------------------------------------------------------
Below 100,000 pieces                         0.08       X*0.08, 2,000 yuan at minimum
--------------------------------------------------------------------------------------------------
100,000 - 300,000 pieces                     0.07       (X-100,000)*0.07+100,000*0.08
--------------------------------------------------------------------------------------------------
300,000 - 1,000,000 pieces                   0.06       (X-300,000)*0.06+200,000*0.07+100,000*0.08
--------------------------------------------------------------------------------------------------
Over 1,000,000 pieces                        0.05       (X-1,000,000)*0.05+700,000*0.06+
                                                        200,000*0.07+100,000*0.08
--------------------------------------------------------------------------------------------------

Subject to Party A's consent, the most favorable asymmetrical communication fee may be granted to the SP for the services provided for the first three months, or to the SP who is a strategic partner.

14. Party B shall charge the users for the Information Service Fee in accordance with the agreed-upon rates with the users.

15. Party B shall collect the Information Service Fee provided under this Chapter from its users by the Second means provided hereunder:

15.1 Party B collects the Information Service Fee by itself;

15.2 Party B entrusts Party A to collect the Information Service Fee from the users and pay to Party A a commission in the amount of 9% of the Information Service Fee collectable from the subscribers of GoTone services and 15% of the Information Service Fee collectable from the subscribers of M-Zone services and premium and ordinary users of the prepaid phone card. The Parties shall enter into an entrusted fee collection agreement in connection therewith.

16. Party B is responsible for the billing of SMS Game services; provided, however, that the format of such billing shall be consistent with the billing format provided by Party A.

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Party A may undertake such billing on behalf of Party B within Party A's capacity. The Parties shall enter into an entrusted billing agreement in connection therewith.

                 Chapter 4 Market Promotion and Customer Service

17. The Parties shall jointly conduct the marketing and promotion activities and be jointly responsible for any costs and expenses thus incurred.

18. In the course of marketing and promotion activities jointly conducted by the Parties, neither Party may use the trademark, corporate name, product brand or other identifications owned by the other Party without written permit of such Party. If Party A requests Party B to use the trademark, corporate name, product brand or other identifications owned by Party A in the marketing and promotion activities, Party B shall give its consent for such use and use the same free of charge.

19. Considering Party B's users are also the users of Party A's mobile communication services, the Parties shall pay due care to their consistency in respect of customer benefits and provide quality customer services respectively. The Parties shall each set up and publicly announce to the users specific hotline to answer inquiries and complaints from the users, which shall be resolved in the defined time limit. The hotline of Party A is 1860, and the hotline of Party B is 0571-85158347.

20. Each Party is responsible to address the users' inquiries or complaints in the first place and shall not shuffle such inquiries or complaints to the other Party. The addressing Party shall keep track of the whole process of the users' complaints and urge the responsible Party for earliest resolution until such inquiries or complaints are resolved and responded to the users.

               Chapter 5 Party B's Representations and Warranties

21. Party B warrants that the services provided by it are lawful and valid. Party B is responsible to take necessary measures to deal with any information that is in violation of relevant State laws or regulations in accordance with the provisions of relevant State laws and regulations, and shall be liable for any legal liability arising from its breach of this provision.

22. Party B warrants that the return format of SMS Game services in the course of service operation is consistent with the testing report produced by the Parties based on the Service Testing Agreement.

Party B shall make it possible for the users to select or cancel the SMS Game services through mobile phones, the websites of each Party, and vocal telecommunications. The Monternet SMS Service contemplated hereunder shall not be provided unless such service is intentionally applied by the users. Party B shall not provide or transmit to its registered users any service or information beyond the scope of services applied by such users through the SMS information system of Party A, nor shall Party B transmit any service or information to any other mobile communication users of Party A through the SMS information system of Party A.

23. Where it is possible for the users to apply for the services on website, Party B shall enter into standard contracts (which may take the form of electronic copy) with the users with

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respect to the rendering of services. Such standard contracts shall meet the following requirements:

23.1 The risks to which the users are likely exposed in using such services (such as transmission failure, mistake or delay) and such wording as stating that the users are solely responsible for such risks shall be prominently stated therein;

23.2 The rate and payment terms for the service fee agreed-upon with the users shall be clearly defined, and the instruction for the users to terminate services shall be included.

23.3 The users shall be clearly notified that it is agreed that Party B may terminate the service contracts by notifying the users two weeks in advance on the website;

23.4 Party B shall state in the service contracts that the users are subject to the SMS Communication Fee charged by the mobile operators for using Party B's service, if any.

Party A may amend such compulsory clauses provided above based on its particular circumstances. Party B shall amend its standard contracts as per Party A's requirement provided that Party A advises Party B of such requirement two weeks in advance.

24. If Party B is unable to enter into the standard contract with respect to the rendering of services due to technical or other limitations, Party B shall meet the following conditions: such as electronic file. Party A may modify these conditions based on its particular circumstances. Party B shall make due modifications as per Party A's requirement provided Party A advises Party B of such requirement seven days in advance.

25. Party B shall verify the true identity of the users to ensure that the applicant is the owner of the mobile phone or his/her agent.

26. Party B shall ensure that the caller identity be displayed in any piece of SMS in addition to any anonymity or nickname when the user sends such piece of SMS.

Special services, such as chatting or foxmail, is not subject to the preceding provision, provided, however, that Party B shall ensure that the caller identity is identifiable and accessible when necessary.

27. Party A is entitled to require Party B to establish a database for Party A's mobile users independent from such database for other communications operators or mobile operators. Party A reserves the right to require Party B to deliver real-time information regarding the users of such services to ensure the real-time update of Party A's user database.

28. Party B shall keep the users' registered information (such as the service contracts) for at least two years after the services for such users are terminated. Operation log shall be kept for at least six months.

29. Party B understands that the users may fail to receive Party B's services if the mobile phone services of such users are turned off by Party A. If Party A turns off the users' mobile phone services pursuant to relevant regulations which causes such users' failure to receive Party B's services, Party A is not liable for any liability arising therefrom.

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30. During the cooperation, Party B shall comply with relevant provisions of The
Monternet SP Cooperation Administrative Measures of China Mobile (General Principles), The Monternet SP Cooperation Administrative Measures of China
Mobile (SMS Service Manual), and The Monternet SP Cooperation Administrative Measures of Zhejiang Mobile, and voluntarily accept Party A's review and performance appraisal. The review shall be performed in accordance with The Monternet SP Review Measures of Zhejiang Mobile.

31. During the term of this Agreement, Party B undertakes not to conduct any business cooperation of the same or similar kind contemplated hereunder with any other operators in the same industry as party A.

                            Chapter 6 Confidentiality

32. The Parties are responsible to keep in strict confidence the agreements on communications standard with respect to the Monternet services, personal information of the users, communications contents and any confidential information in connection with the cooperation administration.

33. Except for any disclosure necessary for normal performance of this Agreement, neither Party shall provide or disclose to any third party any proprietary information relating to the other Party without the written consent of such Party. Proprietary information shall include without limitation terms and conditions of this Agreement, business secrets, computer program, design technology, idea, know-how, process, data, business and product development plan, and the users' data and information.

                  Chapter 7 Breach Liabilities and Compensation

34. Party B shall be responsible to handle or compensate for any claim or litigation demanded by any user during the course of the Monternet SMS Service. If Party A is accountable for any such claim or litigation of such user and Party B has paid compensation to such user, Party A shall compensate Party B to the extent of the scope of responsibilities of Party A specified under this Agreement.

35. Any breach of any article of this Agreement by Party A or Party B shall constitute a breach of this Agreement, and the breaching Party shall be liable to compensate for any loss thus incurred by the other Party.

36. If Party B breaches Article 22 of this Agreement, i.e., the return format of the Monternet SMS Service in the course of service operation is inconsistent with testing report produced by the Parties based on the Service Testing Agreement, or Party B provides or transmits to its registered users any service or information beyond the scope of services applied by such user through the SMS information system of Party A, or Party B transmits any service or information to any other mobile communication users of Party A through the SMS information system of Party A, Party B shall be liable to pay Party A liquidated damages in the amount of 100,000 yuan in addition to compensation for any loss thus incurred by Party A.

37. Where Party B collects the Information Service Fee from the users by itself, if Party B fails to make due payment of the Communication Fee payable to Party A within the time

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limit provided in Article 12 of this Agreement, Party B shall be liable to pay liquidated damages to Party A in the amount of 0.01% of the overdue payment per diem.

38. If any complaint from the users arises due to any problem of Party B's information security, service standards, billing or customer services, Party B shall immediately take measures to address such problem and compensate Party A for any loss thus incurred.

39. Party B's breach of any relevant provisions of The Monternet SP Cooperation Administrative Measures of China Mobile (General Principles), The Monternet SP Cooperation Administrative Measures of China Mobile(SMS Service Manual), and The Monternet SP Cooperation Administrative Measures of Zhejiang Mobile shall be deemed to have damaged the benefits of Party A and its mobile phone users (including without limitation the subscribers of GoTone or M-Zone services and premium or ordinary users of the prepaid phone card), and Party B shall compensate Party A for any loss thus incurred in accordance with the relevant provisions of The Monternet SP Review Measures of Zhejiang Mobile. Party A may directly deduct such loss from the Information Service Fee to be collected by Party A on Party B's behalf subject to consultation and confirmation of the Parties.

                     Chapter 8 Termination of this Agreement

40. Any breach of Article 8, Article 32 or Article 33 of this Agreement by Party A shall constitute a material breach of this Agreement, and Party B may terminate this Agreement and hold Party A liable for any loss thus incurred.

41. Party A may terminate this Agreement and hold Party B liable for any loss thus incurred if:

41.1 Party B breaches any of Article 11, Article 21 to 33, Article 38 or Article 39 of this Agreement, and fails to make any significant improvement within one month after receipt of notice from Party A requesting for any correction thereof;

41.2 Material or numerous complaints have been received regarding the Monternet SMS services provide by Party B and Party B fails to make any significant improvement within one month after receipt of notice from Party A requesting for any correction thereof;

41.3 In Party A's comprehensive appraisal based on The Monternet SP Review Measures of Zhejiang Mobile, Party B underperforms in comparison with other partners of Party A for the same or similar cooperation to such degree that Party B shall be cleared out;

42. If either Party exercises the right to terminate this Agreement in accordance with the preceding two articles, each Party shall notify the other Party of such termination one month in advance and the Parties shall continue to perform this Agreement during such one-month period.

The users shall always be duly advised and attended by Party B if the service provided hereunder is terminated for any reason whatsoever, otherwise Party B shall be liable for any legal liability arising therefrom.

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               Chapter 9 Effectiveness and Term of this Agreement

43. This Agreement is effective as of the date on which it is entered into, and is valid for one year. This Agreement will be automatically extended for another one year unless either Party advises the other Party to terminate this Agreement 60 days prior to the expiration of this Agreement.

                          Chapter 10 Dispute Resolution

44. If any dispute arises between Party A and Party B during the performance of this Agreement or any dispute arises in respect of validity, interpretation or termination of this Agreement, the Parties hereto shall resolve such dispute through amicable consultation; if the dispute cannot be resolved through such consultation, either Party may submit the dispute to Hangzhou Arbitration Commission for arbitration.

                            Chapter 11 Miscellaneous

45. It is acknowledged by Party A that Party B shall start to provide the Monternet SMS services to Party A's users and entrust Party A to collect fees on its behalf as of May 1, 2003. Pursuant to the requirement of China Mobile Group Corporation, the Parties shall execute a new copy of this Agreement on May 1, 2003 and the original cooperation agreement shall be terminated thereupon.

This Agreement is made in quadruplicate, and Party A and Party B each shall hold two copies.

Party A: Zhejiang Mobile Communications Co., Ltd.


Representative: /s/ Si Huilong
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Signed on: May 1, 2003


Party B: Beijing WVAS Solutions Ltd.


Representative: /s/ Yang Fan
                -------------------------

Signed on: May 1, 2003

(Corporate Seal)

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